UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2025

Trump Media & Technology Group Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40779	85-4293042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

401 N. Cattlemen Rd., Ste. 200
Sarasota, Florida 34232
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (941) 735-7346

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DJT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	DJTWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On February 20, 2025, the board of directors (the “Board”) of Trump Media & Technology Group Corp. (the “Company”) appointed David Bernhardt as a member of the Board.

The Board has determined that Mr. Bernhardt meets the qualifies as an independent director under the applicable standards of the Board, the Nasdaq Listing Rules, and the Sarbanes-Oxley Act of 2002, as amended. There are no relationships or related party transactions between the Company and Mr. Bernhardt, of the type required to be disclosed under applicable Securities and Exchange Commission rules. Mr. Bernhardt will receive standard compensatory and other agreements and arrangements provided to other non-employee directors of the Company, including prorated portions of the Company’s standard cash retainer and equity compensation.

Mr. Bernhardt is the only person ever to be confirmed by the U. S. Senate to serve as secretary, deputy secretary and solicitor of the U.S. Department of the Interior, a U.S. Cabinet department with an asset portfolio that exceeds $300 billion, an annual budget above $16 billion and approximately 65,000 employees. Mr. Bernhardt has over a decade of experience serving at the highest level in this complex department, serving from 2001 to 2009 and again from 2017 to 2021. Before serving as secretary from 2019 to 2021, as deputy secretary from 2017 to 2019, he led many significant initiatives ranging from: modernizing business processes; creating and implementing policies and practices to address a systemic culture of harassment in the workplace; dramatically improving the ethics program; and developing one of the most diverse leadership teams in the department’s history. In 2021, Mr. Bernhardt founded 53 Solutions LLC, a consultancy. He is also the founding partner of Bernhardt Law PLLC, and has developed a number of small business enterprises. Since January 2025, Mr. Bernhardt has been a senior counsel at the law firm Brownstein, Hyatt Farber Schreck, LLP, where he previously worked from 2021 to 2024, 2009 to 2017, and 1998 to 2001. In addition, he has dedicated a sizable portion of his time to furthering sound public policy through efforts such as serving as the chairman of the Center for American Freedom with the America First Policy Institute. Mr. Bernhardt is a graduate of the University of Northern Colorado and the George Washington University Law School, with honors. He is also the author of a memoir titled “YOU REPORT TO ME, Accountability For the Failing Administrative State.”

Departure of Existing Director

On February 20, 2025, Kashyap “Kash” Patel resigned from the Board, upon his confirmation by the U.S. Senate as Director of the Federal Bureau of Investigation. His resignation is not a result of any disagreement with the Company.

Item 7.01.	Regulation FD Disclosure.

On February 20, 2025, the Company issued a press release announcing the appointment of Mr. Bernhardt and the resignation of Mr. Patel, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)
Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Press Release dated February 20, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trump Media & Technology Group Corp.
Dated: February 20, 2025
	By:	/s/ Scott Glabe
	Name:	Scott Glabe
	Title:	General Counsel